UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 10, 2021

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, the Board of Directors of Becton, Dickinson and Company (“BD”) elected Christopher DelOrefice, 50, as BD’s Executive Vice President and Chief Financial Officer (“CFO”), effective September 6, 2021. As previously reported, Christopher R. Reidy, BD’s current CFO, has announced his intention to retire from BD. Mr. Reidy will continue to serve as BD’s Executive Vice President and Chief Administrative Officer following the effective date of Mr. DelOrefice’s election. BD is still in the process of finalizing a plan regarding Mr. Reidy’s transition responsibilities and the timing of his retirement.

Mr. DelOrefice currently serves as Vice President, Investor Relations of Johnson & Johnson, and prior thereto, served as Johnson & Johnson’s Chief Financial Officer, North America Hospital Medical Devices, and as its Vice President Finance, North America.

In connection with Mr. DelOrefice’s election, he will receive a base salary of $720,000, and his target annual incentive award under BD’s Performance Incentive Plan will be 95% of salary. Mr. DelOrefice will also have an annual equity compensation award target value of $3,100,000. To compensate Mr. DelOrefice for certain benefits and equity compensation awards that he will forfeit upon leaving Johnson & Johnson, he will also receive a sign-on payment of $680,000 to be paid in two installments, and a sign-on equity compensation award valued at $1,720,000, which will also be granted in two installments.

Mr. DelOrefice and BD will also enter into an agreement providing for his continued employment for a period of two years following a change of control of BD, with a severance multiple of two times salary and bonus, similar to agreements with other executive officers that have been previously disclosed.

Item 7.01. Regulation FD Disclosure.

On August 11, 2021, BD issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01 shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1     Press release dated August 11, 2021, which is furnished pursuant to Item 7.01.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: August 11, 2021